Conflict Minerals Report of STMicroelectronics N.V.

in accordance with

Rule 13p-1 under the Securities Exchange Act of 1934

EU Regulation 2017/821

This Conflict Minerals Report (the “Report”) for the year ended December 31, 2020 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 and guidance in relation thereto promulgated by the Securities and Exchange Commission (the “SEC”) (collectively, the “Rule”) and EU Regulation 2017/821 laying down supply chain due diligence obligations for Union importers of tin, tantalum and tungsten, their ores, and gold originating from conflict-affected and high-risk areas (the “Regulation”).

In this Report, references to “ST”, “we”, “us” and “Company” are to STMicroelectronics N.V. together with its consolidated subsidiaries. Furthermore, the SEC defines “conflict minerals” as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten. The Regulation is applicable to Union importers of certain minerals or metals, whereby (i) the minerals refer to ores and concentrates containing tin, tantalum or tungsten and gold and (ii) the metals refer to metals containing or consisting of tin, tantalum, tungsten or gold, specifically where these minerals or metals potentially originate from, or are linked to, conflict-affected and high-risk areas (“CAHRAs”) as defined by the Organisation of Economic Co-Operation and Development (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).

The term “conflict minerals” throughout this Report refers to the minerals and metals as covered by the Rule and the Regulation, regardless of such metals’ and minerals’ country of origin or whether they are financing or benefiting armed conflict or contributing to violations of international law, including human rights abuses. Further definitions are included in Annex I hereto.

The content of any website referenced in this Report is included for general information only and is not incorporated by reference in this Report.

In accordance with the Rule and the Regulation, this Report is available on our website at the following address: http://investors.st.com.

1.	Company Overview

Business and products

We are a global leader in the semiconductor market, serving a broad range of customers across different areas. Our products are used in a wide variety of applications, which address four end markets: automotive, industrial, personal electronics and communications equipment, computers and peripherals.

Our main categories of products1 are as follows:

1 We derive less than 0.13% of our total annual revenue from sales of promotional evaluation and development boards assembled by third party subcontractors, which represent prototypical system-level applications that include our integrated circuit products as well as components originating from third parties. These boards are useful to demonstrate the features and functionality of our semiconductor products and assist our customers in transitioning from initial prototype designs to final production releases. References herein to our “products” are to our integrated circuit products (excluding such boards) representing 99.87% or more of our total annual revenue.

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•	Automotive and Discrete Group (ADG), comprised of dedicated automotive integrated circuits (“ICs”), and discrete and power transistor products.
•	Analog, MEMS and Sensors Group (AMS), comprised of analog, smart power, low power RF, MEMS sensors and actuators, and optical sensing solutions.
•	Microcontrollers and Digital ICs Group (MDG), comprised of microcontrollers (general purpose and secure), memories (RF and EEPROM), and RF communications.

A more detailed description of our product categories and the products relating to each category is contained in our Annual Report on Form 20-F and Dutch Annual Report, respectively, in relation to the 2020 calendar year which was filed with the SEC on February 24, 2021, and the AFM (Dutch Financial Market Authority) on March 25, 2021, respectively.

Manufacturing processes

The manufacture of semiconductor products requires, among other things, the mastery of the properties of conductivity, isolation and/or amplification. The manufacturing of an integrated circuit can be divided into two phases. The first, wafer fabrication, is the extremely sophisticated and intricate process of manufacturing the silicon chip. The second, assembly, is the highly precise and automated process of packaging the die. Those two phases are commonly known respectively as “Front-End” and “Back-End”.

The manufacturing process of semiconductor products requires various materials, gases and chemicals. We have identified tin, tantalum, tungsten and gold (collectively, “3TG”) as being among the materials necessary to the functionality or production of certain of our products manufactured during the 2020 calendar year.

Supply chain

We are not engaged in the mining and trade of minerals, nor in any refining or smelting activities. We purchase materials, commodities, chemicals and gases which potentially contain minerals and/or metals covered in the Rule and the Regulation as part of their composition. In general, we do not conduct business directly with smelters and refiners.

Because of our large size, the complexity of our products, and the depth, breadth, and constant evolution of our global supply chain, it is difficult and resource-intensive to identify actors upstream from our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives as described in section 2 below.

2.	Due Diligence Process

I. Establish strong company management systems

Conflict minerals policy

ST began to address the conflict minerals issue as early as 2007 by requiring our tantalum suppliers to confirm they were not sourcing metals from conflict areas. We are a member of the Responsible Business Alliance (the “RBA”), commit to the RBA’s Code of Conduct and integrate its principles in our internal policies and participate in the Responsible Minerals Initiative (the “RMI”). We require all our suppliers and subcontractors to provide evidence that they are not sourcing 3TG through any channels that fund armed groups or security forces or contribute to widespread and systematic violations of international law, including, human rights abuses.

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Our Policy Statement on Conflict Minerals and Responsible Minerals Sourcing (our “Policy Statement”) is regularly provided to our suppliers and is available at: www.st.com/conflict-free_minerals.

Our ‘Conflict Mineral Report’ is issued annually and published on or website: https://investors.st.com/sec-filings.

In our annual Sustainability Report we also report on our conflict minerals program and this report is available at: https://www.st.com/content/st_com/en/about/st_approach_to_sustainability/sustainability-reports.html.

Furthermore, the relevant Conflict Minerals Reporting Template (the “CMRT”) and the Cobalt Reporting Template (the “CRT”) are provided on demand upon request of our customers through our online support portal https://community.st.com/s/onlinesupport.

The respective websites of the RBA and the RMI are accessible at http://www.responsiblebusiness.org/ and http://www.responsiblemineralsinitiative.org/.

Any grievance related to conflict minerals linked to ST can be reported through our Misconduct Reporting Hotline. Operated by an independent third-party provider, it is reachable 24/7 online or by phone (with a multilingual offering): https://secure.ethicspoint.eu/domain/media/en/gui/104021/index.html.

Furthermore, generic grievances can be reported through the RMI grievance mechanism: http://www.responsiblemineralsinitiative.org/rmap/grievance-mechanism/.

Design of due diligence

Our due diligence measures have been designed to conform, in all material respects, to the framework in the OECD Guidance and the related supplements for tin, tantalum, tungsten and gold, as well as related RBA recommendations. The OECD is an international organization that is endorsed by the United Nations and currently offers the only recognized framework available for such use.

Management system

In addition to implementing our Policy Statement as outlined above, evidencing our top management’s commitment to our conflict minerals program, we have implemented our conflict minerals management system in alignment with the OECD Guidance. We have established roles and duties within the Company’s relevant internal organizations involved in the program. The roles and duties established for several key internal organizations are outlined below.

Our Corporate Quality and Social Responsibility organizations are responsible for the following:

•	proactively working with our customers to define the scope and form of our conflict minerals disclosures;
•	defining the strategy and annual objectives related to the implementation of the conflict minerals program within the Company and the coordination thereof with the appropriate internal organizations responsible for sourcing and purchasing materials and subcontracted services and products (including our Global Procurement Organization);
•	establishing the appropriate internal and external communication content on these programs through the relevant and necessary media and in accordance with our internal processes, including, without limitation, our Policy Statement and dedicated content in our annual Sustainability Report, both of which are made available on our website; and
•	reviewing and updating our conflict minerals management procedures on a regular basis.

Our Global Procurement Organization helps to implement our conflict minerals program by supporting the communication of Company requirements to our suppliers and monitoring our suppliers’ engagement and progress in relation to our conflict minerals program. As part of the engagement with our suppliers they commit to respond to our requests with regard to, amongst others, their adherence to the requirements of our conflict minerals program.

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Our Global Outsourcing Business Management group helps to implement our conflict minerals program by supporting the communication of Company requirements to Back-End subcontractors and monitoring our subcontractors’ engagement and progress in relation to our conflict minerals program.

Our Wafer Foundry group supports our conflict minerals program by communicating our requirements to wafer foundries and by monitoring our subcontractors’ engagement and progress in relation to our conflict minerals program.

In addition, our conflict minerals program is included as part of our sustainability and quality strategies and is highlighted as a key objective for each of our relevant internal organizations, in addition to the key internal groups discussed above, as applicable within the scope of their respective activities. A working group with representatives from the principal organizations involved, regularly reviews the progress of the implementation of our conflict minerals program. Based on our needs and as appropriate for the situation, such working group implements the appropriate risk mitigation measures.

Industry wide initiatives

As we are a participating member of the RBA, we employ due diligence methodologies defined by a joint working group comprised of RBA and the Global e-Sustainabiltiy Initiative (the “GeSI”) representatives. Tools available for participants in the RBA include a template known as the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. The CMRT is used by many companies in their due diligence processes related to conflict minerals.

In addition, the RBA and the GeSI developed the RMI in 2010, which is a voluntary initiative in which an independent third-party audits smelter procurement and processing activities and determines if the smelter has provided sufficient documentation to demonstrate with reasonable confidence that the minerals it processed originated from conflict-free sources. In 2012, the RMI, the London Bullion Market Association (the “LBMA”) and the Responsible Jewellery Council (the “RJC”) announced their mutual cross-recognition of gold refiner audits. All three programs focus on independent third-party audits of refiners’ due diligence in conformity with the OECD Guidance, which recognizes refiners as a key “choke point” in the gold supply chain.

We, along with other leading participants in the electronics industry, rely on the RMI’s Responsible Minerals Assurance Process (the “RMAP”) or an equivalent industry-wide program for audits of smelters and/or refiners. Further details on this program are available on the RMI’s website at the address referenced above.

As a key element of our strategy, we only engage suppliers who declare to use minerals sourced from RMAP conformant smelters.

In previous years we had reported on additional initiatives undertaken directly towards certain smelters, which at that time did not yet participate in the RMAP conformant smelters program, to influence them to seek full RMAP conformant smelters validation. Currently as the market has reached a sufficient maturity as it regards RMAP conformant smelters and we require our suppliers and subcontractors to only source materials for us from RMAP conformant smelters we do not need to undertake such additional initiatives anymore.

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II. Identify and assess risks in the supply chain

Risk definition

We have identified the following risks:

Main downstream risks

•	Supplier not providing material composition
•	Supplier not conducting proper due diligence
•	Supplier declaring smelters list not linked to material sold (effects of multi-sourcing)
•	Use non-conformant Smelters

Main upstream risks

•	Serious abuses associated with the extraction, transport or trade of minerals:
-	Any form of torture, cruel, inhuman and degrading treatment
-	Any form of forced or compulsory labor
-	The worst forms of child labor
-	Other gross human rights violations and abuses, such as widespread sexual violence
-	War crimes or other serious violations of international humanitarian law, crimes against humanity or genocide
•	Direct or indirect support to non-state armed groups
•	Direct or indirect support to public or private security forces
•	Bribery and fraudulent misrepresentation of the origin of minerals:
-	Money laundering
-	Non-payment of taxes, fees and royalties to governments

Main additional risks

•	Environment (pollution, water consumption abstraction, tailings)
•	Health & Safety (occupational health and safety, community health and safety)

Risks related to red flag situations (situation where risks in supply chain are more likely to be found)

•	Red flag locations of mineral origin and transit:
-	The minerals originate from or have been transported via a conflict-affected or high-risk area
-	The minerals are claimed to originate from a country that has limited known reserves, likely resources or expected production levels of the mineral in question (i.e. the declared volumes of mineral from that country are out of keeping with its known reserves or expected production levels)
-	The minerals are claimed to originate from a country in which minerals from conflict-affected and high-risk areas are known to transit
•	Supplier red flags:
-	The company’s suppliers or other known upstream companies have shareholder or other interests in companies that supply minerals from or operate in one of the above-mentioned red flag locations of mineral origin and transit
-	The company’s suppliers or other known upstream companies are known to have sourced minerals from a red flag location of mineral origin and transit in the last 12 months

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Risk identification processes and tools

We have identified the above risks using the processes and tools as described below.

Risk	Risk identification
a) Main risk @ Downstream supply chain	• Material Composition collection • Responsible Minerals Statement • Downstream Audit Program (“DAP”)
b) Main risk @ Upstream supply chain	• CMRT • Smelters Audits (“RMAP”)
c) Additional risks	• RMI & ST Grievance portal • Web watch
d) Red flag situations	• Reasonable Country of Origin Inquiry (“RCOI”) list • Smelters Audit (“RMAP”)

Risk identification methods

Below is a description of our risk identification methods:

•	Material Composition collection

We periodically ask our suppliers to provide the detailed material composition of the materials used in our manufacturing processes. That data allows us to identify the materials in scope of the RMI program.

If we do not receive this information from our suppliers, we check the material specification to find any useful information to determine the material composition.

In case the material specification does not disclose the presence of substances in scope of the RMI program, we check the material family to assess if the materials could potentially contain substances in scope of the RMI program.

•	Responsible Minerals Statement

During our annual survey, we deploy a questionnaire to our suppliers which allows us to:

-	Identify substances & suppliers in scope of the RMI program;
-	Share our requirements;
-	Check supplier’s alignment with our requirements; and
-	Assess risks at supplier level.

•	Downstream Audit Program (“DAP”)

Starting from our 2021 Responsible Minerals Statement deployment, we request our suppliers, in scope of the RMI program, to pass the RMI DAP in order to have a third-party assess the suppliers’ due diligence practices.

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•	Conflict Minerals Reporting Template (“CMRT”)

We require a CMRT to our suppliers in three cases:

-	During our annual survey;
-	When a smelter’s conformance status changes; and
-	We require our suppliers to send us an updated CMRT in case their smelters list changes.

In the “Responsible Minerals Statement”, we detail our requirements related to the CMRT.

•	Smelters Audit

As an RMI member, we benefit from third- party audits organized by the RMI, the LBMA and the RJC. During the Smelters Audit, OECD red flag identification and mitigation are assessed.

The audit results are aggregated in a list maintained by the RMI named the RMAP list.

We crosscheck our suppliers’ CMRT with the RMAP list in order to identify any non-conformant smelters.

Furthermore, we periodically receive notification from the RMI to highlight a smelter’s conformance change.

•	RMI Grievance portal

In our “Responsible Minerals Statement”, we encourage suppliers to initiate a grievance on the RMI portal if they become aware of a violation of the OECD Guidance Annex II or other critical risk. (https://mineralsgrievanceplatform.org/)

•	ST Grievance portal

Anyone can issue a grievance related to ST via our “Misconduct Reporting Hotline Platform”, which is operated by a third-party in order to guarantee an independent and objective process.

•	Web Watch

We use a service provider to screen the Web and the deep Web in order to track any publication related to our smelters. We receive daily notification of potential relevant publications.

•	RCOI List

We use the RCOI list to identify the countries of origin of the minerals and the related risk classification. The RCOI list allows us to identify Red Flags associated to CAHRAs (including the Democratic Republic of the Congo and adjoining countries).

CMRT inquiry responses 2020

We conducted an inquiry, using the CMRT, with all the suppliers and subcontractors which we identified within our conflict mineral supply chain. All such suppliers and subcontractors responded to our due diligence inquiry.

We reviewed the responses received against criteria developed to determine which responses required further engagement with our suppliers. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the CMRT.

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We rely on the good faith efforts of our suppliers and subcontractors to provide us with reasonable representations of the processing facilities used to supply the necessary conflict minerals in our products. As a result of our inquiry via the CMRT, our suppliers and subcontractors reported to us a total of 272 smelters as sources of 3TG during the 2020 calendar year, 33 (see Table 2 below in section IV for details) of which we had discontinued as sources as of December 31, 2020, as reflected in the Table 2 in section IV below. The table below indicates the percentage of reported smelters sourcing each metal which were RMAP conformant as of December 31, 2020. Information relating to RMAP conformant smelters is extracted from the RBA database. The information presented in the below table represents the state of affairs as of December 31, 2020, but should not be interpreted as necessarily having applied consistently throughout the entire 2020 calendar year. Although we have received, and regularly continue to receive, updates to the RMAP conformance information presented in this table, we have presented it as of December 31, 2020.

Metal	Tin	Tantalum	Tungsten	Gold
Total number of smelters declared during 2020 calendar year which remained as sources of 3TG as of December 31, 2020	53	37	42	107
Percentage of above smelters which were RMAP conformant as of December 31, 2020	100%	100%	100%	100%

Analysis of our products in light of due diligence results

From the figures in the above table, we can conclude that 100% of the smelters declared to us by our suppliers and subcontractors which remained as our sources of 3TG as of December 31, 2020 were validated by the RMAP as being conformant as of December 31, 2020. We have included in Table 1 in section IV below a list of these processing facilities as well as their identification number as used by the RMAP.

33 of the 272 smelters declared to us by our suppliers and subcontractors were RMAP conformant at some point during calendar year 2020 but no longer qualified as such as of December 31, 2020 and were therefore removed from our authorized sources of 3TG as of such date. We are not in a position to know whether a certain 3TG material which was used in the manufacture of a product during 2020 originated with one of such smelters before or after it lost its status as RMAP conformant. We have identified these smelters and the month during which we were notified of their removal from the RMAP conformance list in Table 2 in section IV below.

III. Design and implement a strategy to respond to identified risks

A key requirement to our supply chain, is to use only RMAP conformant smelters. By doing this we ensure that most of the risks identified are addressed. The following section details our mitigation strategy per identified risk.

Risk mitigation

We have a risk mitigation plan to address the risks identified. In this plan, mitigation actions are detailed per category of identified risks.

We mitigate risks identified “upstream” by only working with RMAP conformant smelters and relying on the smelter audits. In case a smelter becomes non-conformant we remove it from our supply chain.

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We mitigate risks identified “downstream” by continuously assessing and training our suppliers to ensure the reliability of their due diligence.

On a quarterly basis a standard report is communicated to our Sustainability Council, consisting of representatives of the following organizations within ST: Corporate Social Responsibility, Internal Communication, External Communication, Quality, Product Groups, Manufacturing, Sales, Compliance & Business Ethics, Procurement, Investor Relations & Finance.

This report details (i) the conflict minerals-related risks identified during the quarter, (ii) the mitigation actions taken and (iii) the conformance status and a list of delinquent suppliers which do not meet our mandatory requirements despite several risk mitigation efforts attempted from our side. The Sustainability Council should indicate further action to be taken to treat delinquent suppliers, which may include disengaging with a delinquent supplier after failed attempts at risk mitigation, although the latter has not yet been the case.

IV. Independent third-party audit of smelters

100% of the smelters declared to us by our suppliers and subcontractors which remained as our sources of 3TG as of December 31, 2020 were validated by the RMAP as being conformant as of December 31, 2020 based on independent third-party audits performed on these smelters. Included in the below table is a summary of the independent third-party audits performed on the processing facilities that were identified to us by our suppliers as potentially in our supply chain for 2020. The presence of a facility on this list does not mean that our products necessarily contained 3TGs processed by that facility. Location information for each processing facility is as reported by the RMAP as of December 31, 2020.

Lists of Processing Facilities

Table 1: Processing facilities reported in our supply chain in relation to calendar year 2020 which were validated by the RMAP conformant smelters program as of December 31, 2020:

Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor
CID002763	Gold	8853 S.p.A.	ITALY	RJC
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	RMI
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN	RMI
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	RMI
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	LBMA RG / RJC
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	LBMA
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	LBMA
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND	LBMA RG / RJC
CID000082	Gold	Asahi Pretec Corp.	JAPAN	LBMA
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA	LBMA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	LBMA
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN	RMI
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA	RJC

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Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor
CID000113	Gold	Aurubis AG	GERMANY	LBMA
CID002863	Gold	Bangalore Refinery	INDIA	RMI
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	LBMA
CID000157	Gold	Boliden AB	SWEDEN	LBMA
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY	LBMA RG / RJC
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA	LBMA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND	RJC
CID000233	Gold	Chimet S.p.A.	ITALY	LBMA
CID000264	Gold	Chugai Mining	JAPAN	RMI
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY	RMI
CID000401	Gold	Dowa	JAPAN	RMI
CID003195	Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	RMI
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	RMI
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	RMI
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	RMI
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	RMI
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	RMI
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	RMI
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	LBMA
CID000694	Gold	Heimerle + Meule GmbH	GERMANY	LBMA
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA	LBMA RG / RJC
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	LBMA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	LBMA
CID000814	Gold	Istanbul Gold Refinery	TURKEY	LBMA
CID002765	Gold	Italpreziosi	ITALY	LBMA RG / RJC
CID000823	Gold	Japan Mint	JAPAN	LBMA
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA	LBMA
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION	LBMA
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	LBMA
CID000957	Gold	Kazzinc	KAZAKHSTAN	LBMA
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	LBMA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	LBMA

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Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN	RMI
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	RMI
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	LBMA
CID002762	Gold	L’Orfebre S.A.	ANDORRA	RMI
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	LBMA
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	RMI
CID002606	Gold	Marsam Metals	BRAZIL	RMI
CID001113	Gold	Materion	UNITED STATES OF AMERICA	RMI
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	LBMA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	LBMA RG / RJC
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	LBMA RG / RJC
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	LBMA RG / RJC
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND	LBMA RG / RJC
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	LBMA RG / RJC
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	LBMA
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN	LBMA
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	LBMA
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	LBMA
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	LBMA
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	LBMA
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	LBMA
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN	LBMA
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	RJC
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	RMI
CID001326	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	LBMA
CID000493	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	LBMA
CID001352	Gold	PAMP S.A.	SWITZERLAND	LBMA
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE	RMI
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	LBMA
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	LBMA

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Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor
CID001498	Gold	PX Precinox S.A.	SWITZERLAND	LBMA
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	LBMA
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS	RMI
CID001534	Gold	Royal Canadian Mint	CANADA	LBMA
CID002761	Gold	SAAMP	FRANCE	RJC
CID002973	Gold	Safimet S.p.A	ITALY	RJC
CID002290	Gold	SAFINA A.S.	CZECHIA	RMI
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	RMI
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY	RMI
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	LBMA RG / RJC
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	LBMA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	LBMA
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMI
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	LBMA
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	LBMA
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	LBMA
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	RMI
CID002580	Gold	T.C.A S.p.A	ITALY	LBMA
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	LBMA
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	LBMA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN	LBMA
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	LBMA
CID001955	Gold	Torecom	KOREA, REPUBLIC OF	RMI
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND	RJC
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	LBMA
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	RMI
CID002003	Gold	Valcambi S.A.	SWITZERLAND	LBMA RG / RJC
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	LBMA
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY	RJC
CID002100	Gold	Yamakin Co., Ltd.	JAPAN	RMI
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN	RMI
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	LBMA

12

Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor
CID000092	Tantalum	Asaka Riken Co., Ltd.	JAPAN	RMI
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	RMI
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	RMI
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	RMI
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA	RMI
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA	RMI
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN	RMI
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	RMI
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	RMI
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND	RMI
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	RMI
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	RMI
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN	RMI
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	RMI
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	RMI
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	RMI
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	RMI
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA	RMI
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	RMI
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	RMI
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	RMI
CID002539	Tantalum	KEMET Blue Metals	MEXICO	RMI
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL	RMI
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	RMI
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL	RMI
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	RMI
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	RMI
CID001200	Tantalum	NPM Silmet AS	ESTONIA	RMI
CID002847	Tantalum	PRG Dooel	NORTH MACEDONIA	RMI
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA	RMI
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	RMI
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	RMI
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN	RMI
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA	RMI
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	RMI

13

Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	RMI
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	RMI
CID000292	Tin	Alpha	UNITED STATES OF AMERICA	RMI
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	RMI
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	RMI
CID001070	Tin	China Tin Group Co., Ltd.	CHINA	RMI
CID000402	Tin	Dowa	JAPAN	RMI
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	RMI
CID000468	Tin	Fenix Metals	POLAND	RMI
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	RMI
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	RMI
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	RMI
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	RMI
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	RMI
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	RMI
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	RMI
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	RMI
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	RMI
CID003387	Tin	Luna Smelter, Ltd.	RWANDA	RMI
CID003379	Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	RMI
CID002468	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	RMI
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	RMI
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL	RMI
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	RMI
CID002773	Tin	Metallo Belgium N.V.	BELGIUM	RMI
CID002774	Tin	Metallo Spain S.L.U.	SPAIN	RMI
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL	RMI
CID001182	Tin	Minsur	PERU	RMI
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN	RMI
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	RMI
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	RMI
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	RMI
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA	RMI
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	RMI

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Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor
CID003205	Tin	PT Bangka Serumpun	INDONESIA	RMI
CID001453	Tin	PT Mitra Stania Prima	INDONESIA	RMI
CID001460	Tin	PT Refined Bangka Tin	INDONESIA	RMI
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA	RMI
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA	RMI
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL	RMI
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	RMI
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA	RMI
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA	RMI
CID001458	Tin	PT Prima Timah Utama	INDONESIA	RMI
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA	RMI
CID002593	Tin	PT Rajehan Ariq	INDONESIA	RMI
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	RMI
CID001758	Tin	Soft Metais Ltda.	BRAZIL	RMI
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	RMI
CID001898	Tin	Thaisarco	THAILAND	RMI
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	RMI
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	RMI
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	RMI
CID002180	Tin	Yunnan Tin Company Limited	CHINA	RMI
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	RMI
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN	RMI
CID002833	Tungsten	ACL Metais Eireli	BRAZIL	RMI
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	RMI
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	RMI
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	RMI
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	RMI
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	RMI
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	RMI
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	RMI
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	RMI
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	RMI
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	RMI
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	RMI
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	RMI
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY	RMI

15

Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	RMI
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	RMI
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	RMI
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	RMI
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	RMI
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN	RMI
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	RMI
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	RMI
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	RMI
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	RMI
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	RMI
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	RMI
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	RMI
CID003388	Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	RMI
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMI
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	RMI
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	RMI
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	RMI
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	RMI
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	RMI
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	RMI
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	RMI
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	RMI
CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	RMI
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	RMI
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	RMI
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	RMI

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Table 2: Processing facilities reported in our supply chain in relation to calendar year 2020 which were no longer qualified as RMAP conformant as of December 31, 2020 and from which we have discontinued the sourcing of materials as of such date:

RMAP Smelter Identification Number	Metal	Smelter Name	Smelter Country	Month of communication date from RMI (all in 2020)	Cause (as of communication date from RMI)
CID000328	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	January	Ceased operations
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	July	LBMA requirement
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL	July	LBMA requirement
CID003191	Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	July	Ceased operations
CID002568	Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	July	Ceased operations
CID002570	Tin	CV Ayi Jaya	INDONESIA	July	Ceased operations
CID002592	Tin	CV Dua Sekawan	INDONESIA	July	Ceased operations
CID000306	Tin	CV Gita Pesona	INDONESIA	July	Ceased operations
CID000315	Tin	CV United Smelting	INDONESIA	July	Ceased operations
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA	July	Ceased operations
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA	July	Ceased operations
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA	July	Ceased operations
CID002776	Tin	PT Bangka Prima Tin	INDONESIA	July	Ceased operations
CID001419	Tin	PT Bangka Tin Industry	INDONESIA	July	Ceased operations
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA	July	Ceased operations
CID001428	Tin	PT Bukit Timah	INDONESIA	July	Ceased operations
CID001434	Tin	PT DS Jaya Abadi	INDONESIA	July	Ceased operations
CID002530	Tin	PT Inti Stania Prima	INDONESIA	July	Ceased operations
CID001448	Tin	PT Karimun Mining	INDONESIA	July	Ceased operations
CID002829	Tin	PT Kijang Jaya Mandiri	INDONESIA	July	Ceased operations
CID002870	Tin	PT Lautan Harmonis Sejahtera	INDONESIA	July	Ceased operations

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RMAP Smelter Identification Number	Metal	Smelter Name	Smelter Country	Month of communication date from RMI (all in 2020)	Cause (as of communication date from RMI)
CID001457	Tin	PT Panca Mega Persada	INDONESIA	July	Ceased operations
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA	July	Ceased operations
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA	July	Ceased operations
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA	July	Ceased operations
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA	July	Ceased operations
CID001471	Tin	PT Sumber Jaya Indah	INDONESIA	July	Ceased operations
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA	July	Ceased operations
CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA	July	Ceased operations
CID001493	Tin	PT Tommy Utama	INDONESIA	July	Ceased operations
CID002647	Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	July	Ceased operations
CID003408	Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	July	Active smelter
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	July	Ceased operations

V. Reporting

We report on our responsible minerals program and performance through different channels, as highlighted in the below table:

Availability		Policy statement	CMRT	CRT	Sustainability report	DFA (CMR)	Annual responsible mineral report
Public	st.com	x			x	x	x
Public	Inspectie Leefomgeving en Transport – Inspection living environment and transportation						x
Public	SEC				x	x
On demand			x	x
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ANNEX I

DEFINITIONS

Acronym	Definition
BEMT R&D	Back End Manufacturing & Technology R&D
CAHRA	Conflict-Affected and High-Risk Area
CMRT	Conflict Minerals Reporting Template
CSR	Corporate Social Responsibility ST Organization
DAP	Downstream Audit Program
GOBM	Global Outsourcing Business Management
GPO	Global Procurement ST Organization
LBMA	London Bullion Market Association
PQR	Product Quality & Reliability ST Organization
RJC	Responsible Jewellery Council
RMAP	Responsible Minerals Assurance Process
RMI	Responsible Minerals Initiative
RMS	Responsible Minerals Statement
WFO	Wafer Foundry Outsourcing ST Organization

Term	Definition
“DAP” Downstream Audit Program	The RMI Downstream Audit Program provides a mechanism for companies to obtain independent validation of responsible sourcing practices. The audit is based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
Conflict Minerals Reporting Template	The Conflict Minerals Reporting Template (CMRT) is a free, standardized reporting template developed by the Responsible Minerals Initiative (RMI) that facilitates the transfer of information through the supply chain regarding mineral country of origin and the smelters and refiners being utilized. The template also facilitates the identification of new smelters and refiners to potentially undergo an audit via the RMI’s Responsible Minerals Assurance Process (RMAP).
Downstream	The metal supply chain from the stage following the smelters and refiners to the final product.
London Bullion Market Association	The LBMA set standards from the purity, form and provenance of the bars to the way in which they are traded.
Reasonable Country of Origin Inquiry (RCOI)	The purpose of a RCOI is to determine the origin of the conflict mineral, so the determination of whether it came from a covered country can be made.
Responsible Jewellery Council	RJC is the world’s leading standard-setting organisation for the entire jewellery and watch industry.
Responsible Minerals Assurance Process	The RMAP uses an independent third-party assessment of smelter/refiner management systems and sourcing practices to validate conformance with RMAP standards.
Responsible Minerals operator	Person in charge to manage operationally the responsible minerals program.
Responsible Minerals Statement	Questionnaire deployed to our suppliers in order to check their alignment with requirements and evaluate some downstream risks.
RMAP standards	The RMAP standards are developed to meet the requirements of the OECD Due Diligence Guidance, the Regulation (EU) 2017/821 of the European Parliament and the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act.

19

Smelter / Refiner	According to the EU regulation, smelter and refiner means any natural or legal person performing forms of extractive metallurgy involving processing steps with the aim to produce a metal from a mineral.
Upstream	The mineral supply chain from the extraction sites to the smelters and refiners, inclusive.

20